CONTRACT TO SELL

               This Contract to Sell (Contract) is entered into by and between the following parties:

               J. Adalberto Roig, Jr., whose mailing address is Post Office Box 458, Humacao, Puerto Rico 00792

               Jorge Adalberto Roig Velez, whose mailing address is Post Office Box 458, Humacao, Puerto Rico 00792

                    and

               Rosana Maria Roig Velez, whose mailing address is Post Office Box 458, Humacao, Puerto Rico 00729 hereinafter collectively referred to as Sellers, and

               M.A. Patout & Son, Ltd., a Louisiana corporation domiciled and doing business in Iberia Parish Louisiana, whose mailing address is 3512 J. Patout Burns Road, Jeanrette, Louisiana 70560 represented herein by William S. Patout, III, its
               President, duly authorized, hereinafter referred to as "Patout"

          who do agree as follows:

               Sellers do by these presents covenant and agree to sell to Patout and Patout does by these presents agree to purchase from Sellers 64, 330 shares of common stock of Sterling Sugars, Inc., (Sterling) for the price and sum of $5.50 per share. The number of shares owned by each of the Sellers, the stock certificate numbers representing such shares and the number of shares represented by each stock certificate are as follows:


                   Name                    Stock Certificate    Number of

                                              Number               Shares

          J. Adalberto Roig, Jr.               998                 1,759

                                               1533                 2,000

                                               1535                 1,279

                                               1877                 5,000

                                               1879                 5,000

                                               1881                 5,000

                                               1882                 5,000

                                               1883                 5,000

                                               1884                 3,494

                                               1995                10,000

                                               1997                10,000

                                               1998                 5,000

                                               1999                 1,000

                                               1534                 2,000

          Jorge Adalberto Roig                 3212                 1,416
          Velez

          Rosana Maria Roig                    3213                 1,382
          The Sellers and
          Velez

               The Sellers and Patout agree that this sale will take place in Puerto Rico between February 15, and March 1, 1996. On or before February 15, 1996, Sellers will deliver to Bernard E. Boudreaux, Jr., general counsel for Sterling, at the office of Sterling, at Franklin, Louisiana, all of the stock certificates representing the ownership of the shares of stock referred to hereinabove, together with sale agreements for same in the form of the sale agreement attached hereto as Exhibit A, which agreements shall be properly executed by each of the owners of the shares of common stock. All signatures shall be guaranteed by an entity authorized to execute gold seal signature guarantees as required by the stock transfer agent of Sterling. Upon receipt of the stock certificates and the properly executed sale agreements, Patout shall deliver to Mr. Boudreaux, a certified check or bank money order drawn to the order of each of the Sellers in the exact amount to which each Seller shall be entitled as provided hereinabove. Mr. Boudreaux shall immediately forward the money instruments to Mr. J. Adalberto Roig, Jr. by Federal Express, for distribution to each of the Sellers. Thereupon Mr. Boudreaux shall release all of the sale documents mentioned hereinabove to Patout so as to accomplish the transfer of ownership of the shares of stock to Patout on the books and records of Sterling.

               The consideration for this Contract to Sell is the agreement and obligation on the part of Sellers to convey and deliver unto Patout a good and merchantable title to the shares of stock listed hereinabove, and the agreement and obligation on the part of Patout to purchase and pay for the said shares at the price set forth herein, and the further consideration previously paid by Patout in the form of the acquisition of 113,545 shares of common stock of Sterling from J. Adalberto Roig, Sr., which further consideration was in the nature of a stipulation for the benefit of a third party in connection with this Contract to Sell.

               Thus done and signed by the parties to this agreement on the dates indicated by each of the parties.

                          Signed:
                                                         Date
                               ______________________           ___________
                               J. Adalberto Roig, Jr.


                                                          Date
                               _______________________          ___________
                               Jorge Adalberto Roig Velez


                                                           Date
                               _________________________         ___________
                               Rosana Maria Roig Velez


                               M.A. PATOUT & SON, LTD.


                                By:
                                    _____________________   Date   _________
                                    William S. Patout, III,
                                         President